EXHIBIT 99.15

Green Innovations Begins Major Partnership Discussions with Leading Paper Supplier in China

MIAMI, Jan. 15, 2013 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has entered into advanced negotiations with Xiamen C&D Paper Pulp Co., Ltd. ("C&D"), a subsidiary of Xiamen C&D, Inc., of Fujian, China. Following successful conclusion of the negotiations, Green Hygienics expects to be appointed as the exclusive manufacturer's representative and wholesaler for C&D manufactured paper products throughout the United States, Canada, and Mexico. The products currently being considered for distribution include bath tissue, kitchen towels, napkin products, facial tissue, diapers, and others.

"We will continue to identify and build relationships within the multi-billion dollar global paper industry by forming strategic and synergistic partnerships with established players that can assist in expanding our products to the marketplace," commented Bruce Harmon, CEO of Green Innovations. "C&D is the ultimate recycled and bamboo pulp manufacturing partner for Green Hygienics products. We look forward to quickly concluding negotiations and commencing distribution of C&D manufactured products across the USA, Canada, and Mexico."

Mr. Arno Yang, Regional Sales Manager for North America at Xiamen C&D Paper & Pulp Co., Ltd., went on to say, "We are happy to work with and maintain good business relations with Green Hygienics as our exclusive manufacturer's representative and wholesaler in the US, Canada, and Mexico. We will produce goods under the Sensational brand and any other private label presented to C&D and sold by Green Hygienics. C&D looks forward to successful business relations as partners with Green Hygienics."

Founded in 1992, Xiamen C&D Paper & Pulp Co., Ltd., a sole subsidiary of Xiamen C&D Inc., (Shanghai Stock Exchange -600153), has developed into the largest paper supplier in China. C&D is dedicated to supply high quality packing papers, and a variety of finished products with regular paper pulp and bamboo pulp. In 2010, C&D sales volume was 800,000 tons of paper and 800,000 tons of paper pulp. The C&D parent company has total assets in excess of $8.3 billion and revenue (2011) in excess of $12.8 billion. In 2012, Xiamen C&D Inc. was listed among China's Top 500 (#57 in 2012) listed companies. In 2010, Xiamen C&D Inc. was listed in China's Top 100 Investment-Worthy Public Companies and China's Top 100 Most Competitive Public Companies. C&D is FSC Certified by the Forest Stewardship Council. For more information concerning Xiamen C&D Paper & Pulp Co., Ltd, visit www.cndpaper.com/web/cndpaper_en/home.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically the ability of the Company to complete negotiations and close a definitive agreement to become the exclusive North American representative and wholesaler for Xiamen C&D Paper & Pulp Co., Ltd.'s products. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.